[Execution Copy]


                                SUPPORT AGREEMENT


             THIS SUPPORT AGREEMENT ("Agreement") is executed as of this 6th day of October, 1995 by SNAP-ON INCORPORATED, a Delaware corporation (the "Parent"), in favor of CORPORATE ASSET FUNDING COMPANY, INC., a Delaware corporation ("Investor"), CITIBANK, N.A., a national banking association ("Citibank") and CITICORP NORTH AMERICA, INC., a Delaware corporation, as agent under the Investor Agreement and the Parallel Purchase Agreement (in each case, as defined below) (the "Agent") (the Investor, Citibank and their its respective successors and assigns, including without limitation, the "Owners" under and as defined in the Investor Agreement referred to below and the "Banks" under and as defined in the Parallel Purchase Agreement referred to below, are referred to herein as the "Purchase Parties").


                         PRELIMINARY STATEMENTS

             1. Snap-on Credit Corporation, a Wisconsin corporation (the "Seller"), the Investor and the Agent have executed that certain Receivables Purchase and Sale Agreement of even date herewith (the "Investor Agreement) pursuant to which the Investor and its assigns may, from time to time, purchase interests in Receivables from the Seller.

             2. The Seller, Citibank and the Agent and the Seller have executed that certain Receivables Purchase and Sale Agreement of even date herewith (the "Parallel Purchase Agreement") pursuant to which the Citibank and its assigns may, from time to time, purchase interests in Receivables from the Seller.

             3. The Parent is the owner, directly or indirectly, of 100% of the capital stock of the Seller.

             4. It is a condition precedent to the initial purchase by any of the Purchase Parties under the Investor Agreement or the Parallel Purchase Agreement, as applicable, that the Parent execute this Agreement and deliver it to the Investor, Citibank and the Agent.

             In consideration of the execution of the Investor Agreement and the Parallel Purchase Agreement by the Investor, the Banks and the Agent, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parent, the Parent agrees as follows:


                               ARTICLE I

                              DEFINITIONS

             SECTION 1.01. Definitions. Unless otherwise defined in this Agreement, all defined terms used in this Agreement, including the Preliminary Statements hereof, shall have the meanings ascribed to such terms in the Investor Agreement and the Parallel Purchase Agreement.


                               ARTICLE II

                     PERFORMANCE SUPPORT OBLIGATION

             Section 2.01. Performance Support Obligation. The Parent hereby unconditionally and irrevocably guarantees for the benefit of each of the Purchase Parties and the Agent, the due and punctual performance, observance and payment by the Seller and its respective successors and assigns of all of the terms, covenants, conditions, agreements, undertakings and obligations on the part of the Seller (whether individually or as Collection Agent or otherwise) to be paid, performed or observed under the Investor Agreement, the Parallel Purchase Agreement, or any document delivered in connection with the Investor Agreement or the Parallel Purchase Agreement in accordance with the terms thereof, includ-ing, without limitation, any agreement of the Seller to pay any money under either the Investor Agreement, the Parallel Purchase Agreement, or any such other document (all such terms, covenants, conditions, agreements, undertakings and obligations on the part of the Seller to be paid, performed or observed being collectively called the "Seller Obliga-tions"). In the event that the Seller shall fail in any manner whatsoever to perform, observe, or pay any of the Seller Obligations when the same shall be required to be performed, observed or paid under the Investor Agreement, the Parallel Purchase Agreement or any such other document, then the Parent will itself duly and punctually perform, observe and pay, or cause to be duly and punctually performed, observed or paid the Seller Obligations, and it shall not be a condition to the accrual of the obliga-tion of the Parent hereunder to perform, observe or pay any Seller Obligation (or to cause the same to be performed, observed or paid) that any Purchase Party or the Agent shall have first made any request of or demand upon or given any notice to the Parent or to the Seller or its respective successors and assigns or have initiated any action or proceeding against the Parent or the Seller or any of their respective successors and assigns in respect thereof. Any Purchase Party, the Agent or any of them may proceed to enforce the obligations of the Parent under this Section 2.01 without first pursuing or exhausting any right or remedy which any Purchase Party or the Agent may have against the Seller, any other Person, the Receivables or any other property.


                              ARTICLE III

                     REPRESENTATIONS AND WARRANTIES

             SECTION 3.01.  Representations and Warranties of
   the Parent.  The Parent hereby represents and warrants as follows:

             (a) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that the failure to be so qualified to do business or in good standing in any jurisdiction would not, when taken together with all similar failures, materially adversely affect the financial condition or operations of the Parent.

             (b) The execution, delivery and performance by the Parent of this Agreement and the other instruments and documents to be delivered hereunder, and the transactions contemplated hereby, are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, do not contravene
        (i) the Parent's charter or by-laws, (ii) any law, rule or regulation applicable to the Parent, other than such laws, rules or regulations the contravention of which would not, on an aggregate basis, materially adversely affect the financial condition or operations of the Parent, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on the Parent or its property or (iv) any order, writ, judgment, award, injunction or decree binding on the Parent or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.

             (c) This Agreement has been duly executed and delivered on behalf of the Parent and is the legal, valid and binding agreement of the Parent enforceable against the Parent in accordance with its terms.

             (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Parent of this Agreement or any other document or instrument to be delivered by the Parent herewith.

             (e) There are no actions, suits, or proceedings pending or, to the knowledge of the Parent, threatened against or affecting the Parent or any of its Subsidiaries, or the property of the Parent or any of its Subsidiaries in any court, or before any arbitrator of any kind, or before or by any governmental body, which can reasonably be expected to materially adversely affect either the financial condition or operations of the Parent or the Parent and its Subsidiaries taken as a whole or the ability of the Parent to perform its obligations hereunder. Neither the Parent nor any of its Subsidiaries is in default with respect to any order of any court, arbitrator or governmental body, except for defaults with respect to orders of courts, arbitrators and governmental bodies which defaults are not material to the business or operations of the Parent and its Subsidiaries taken as a whole.

             (f) The consolidated balance sheets of the Parent and its consolidated Subsidiaries as of December 31, 1994, and the related consolidated statements of shareholders equity and cash flows of the Parent and its consolidated Subsidiaries for the fiscal year then ended, in each case certified by Arthur Andersen LP, independent public accountants, copies of which have been furnished to the Agent, fairly present the consoli-dated financial condition of the Parent and its consolidated Subsidiaries at such date and the consolidated results of the operations of the Parent and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1994, there has been no material adverse change in such condition or operations.

             (g) The Parent is the direct or indirect owner of 100% of each class of the issued and outstanding capital stock of the Seller.

             Section 3.02. Continuing Nature of Representations and Warranties. The Parent hereby covenants and agrees that on each day from the date hereof until this Agreement is terminated pursuant to
   Section 5.07 hereof, the representations and warranties contained in
   Section 3.01 shall be true and correct as if made on each such day.

                               ARTICLE IV

                               COVENANTS

             SECTION 4.01. Reporting Covenants. The Parent covenants and agrees that, until this Agreement is terminated pursuant to Section 5.07, the Parent will (unless any of the following is delivered to the Agent pursuant to the Investor Agreement or the Parallel Purchase Agreement) deliver to the Agent:

             (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Parent, consolidated balance sheets of the Parent and its consolidated Subsidiaries as of the end of such quarter, and the related consolidated statements of cash flows and consolidated statements of changes in financial position of the Parent and its consolidated Subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer or chief accounting officer of the Parent;

             (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, a copy of the consolidated balance sheets of the Parent and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of cash flows and consolidated statements of changes in financial position of the Parent and its consolidated Subsidiaries for such year each reported on by nationally recognized independent public accountants acceptable to the Agent, all in reasonable detail and certified without adverse opinion or disclaimer by nationally recognized independent public accountants acceptable to the Agent, whose certificate shall be in conformity with generally accepted accounting principles;

             (c) promptly after the sending or filing thereof, copies of all reports which the Parent sends to any of its security holders and copies of all reports and other documents which the Parent files with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and, to the extent requested by the Agent, copies of such other reports and registration statements as the Parent may file with the Securities and Exchange Commission or any national securities exchange; and

             (d) promptly from time to time furnish the Agent such information, documents, records or reports respecting the conditions and operations, financial or otherwise, of the Parent or any Subsidiary of the Parent as the Agent may reasonably request from time to time to protect the interests of the Agent, CNAI, the Banks and the Owners under and as contemplated by this Agreement.

             SECTION 4.02. Stock Ownership and Merger Restrictions. The Parent covenants and agrees that, until this Agreement is terminated pursuant to Section 5.07, the Parent will continue to be the beneficial owner, whether directly or indirectly, of 100% of each class of the issued and outstanding capital stock of the Seller. The Parent shall not merge or consolidate with any Person unless the Parent shall be the surviving entity of any such merger or consolidation.


                               ARTICLE V

                             MISCELLANEOUS

             SECTION 5.01. Validity of Obligations. The Parent agrees that its obligations under this Agreement shall be unconditional, irrespective of, without limitation, (a) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Seller Obligations, any Receivable, the Investor Agreement or the Parallel Purchase Agreement, (b) the absence of any attempt to collect any Receivables from the Obligor related thereto or any guarantor, or to collect the Seller Obligations from the Seller or any other Person, (c) the waiver, consent extension, forbearance or granting of any indulgence by any of the Purchase Parties or the Agent with respect to any provision of any instrument evidencing the Seller Obligations or any Receivable, (d) any change of the time, manner or place of performance of, or in any other term of any of the Seller Obligations or any Receivable, including without limitation, any amendment to or modification of the Investor Agreement or the Parallel Purchase Agreement, (e) any law, regulation or order of any jurisdiction affecting any term of any of the Seller Obligations, any Receivable, or rights of any of the Purchase Parties or the Agent with respect thereto, (f) the failure by any of the Purchase Parties or the Agent to take any steps to perfect and maintain perfected its respective interest in any Receivable or other property acquired by any of the Purchase Parties from the Seller or in any security or collateral related to the Seller Obligations, (g) any exchange or release of any Receivable or other property acquired by the Purchase Parties from the Seller, (h) any failure to obtain any authorization or approval from or other action by or to notify or file with, any governmental authority or regulatory body required in connection with the performance of the obligations hereunder by the Parent or (i) any impossi-bility or impracticability of performance, illegality, force majeure, any act of government, or other similar circumstance which might constitute a defense available to, or a discharge of the Seller or the Parent. The Parent further agrees that its obligations under this Agreement shall not be limited by any valuation, estimation or disallowance made in connection with any proceedings involving the Seller filed under the United States Bankruptcy Code, as amended ("Code"), whether pursuant to Section 502 of the Code or any other Section thereof. The Parent further agrees that none of the Purchase Parties or the Agent shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Seller Obligations. The Parent further agrees that, to the extent that the Seller makes a payment or payments to any of the Purchase Parties or the Agent, which payment or payments (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Seller, its estate, trustee or receiver or any other party, including, without limitation, the Parent, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Seller Obliga-tion or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Parent waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement. The Parent shall perform its obligations under and as contemplated by this Agreement without set-off or counterclaim, any such claims to be pursued independently of the Parent's performance hereunder. The Parent's obligations under this Agreement shall not be limited if the Purchase Parties or the Agent are precluded for any reason (including without limitation, the application of the automatic stay under Section 362 of the Code) from enforcing or exercising any right or remedy with respect to the Seller Obligations, and the Parent shall pay to the Purchase Parties and the Agent, upon demand, the amount of the Seller Obligations that would otherwise have been due and payable had such rights and remedies been permitted to be exercised.

             SECTION 5.02. Irrevocability. The Parent agrees that its obligations under this Agreement shall be irrevocable. In the event that under applicable law (notwithstanding the Parent's agreement regarding the irrevocable nature of its obligations hereunder), the Parent shall have the right to revoke this Agreement, this Agreement shall continue in full force and effect until a written revocation hereof specifically referring hereto, signed by the Parent is actually received by the Agent at Agent's address at 450 Mamaroneck Avenue, Harrison, New York 10528. Any such revocation shall not affect the right of any of the Purchase Parties or the Agent to enforce their respective rights under this Agreement with respect to (a) any Seller Obligation (including any Seller Obligation that is contingent or unmatured) which arose on or prior to the date the aforementioned revocation was received by the Agent or (b) any Receivable which was a Pool Receivable on the date the aforementioned revocation was received by the Agent. If any of the Purchase Parties acquire Receivables or take other action in reliance on this Agreement after any such revoca-tion by the Parent but prior to the receipt by the Agent of said written notice, the rights of the Purchase Parties and the Agent with respect thereto shall be the same as if such revocation had not occurred. Without limiting the foregoing, this Agreement may not be revoked at any time on or after the Termination Date.

             SECTION 5.03. Waiver. The Parent hereby waives promptness, diligence, notice of acceptance, notice of default by the Seller, notice of the incurrence of any Seller Obligation and any other notice with respect to any of the Seller Obligations, this Agreement, the Investor Agreement, the Parallel Purchase Agreement and any other document related to any of the foregoing and any requirement that the Purchase Parties or the Agent exhaust any right or take any action against the Seller, any other Person or any property. The Parent warrants to the Purchase Parties and the Agent that it has adequate means to obtain from the Seller on a continuing basis, all information concerning the financial condition of the Seller and the collectibility of the Receivables, and that it is not relying on the Purchase Parties or the Agent to provide such information either now or in the future.

             SECTION 5.04. Waiver of Subrogation. The Parent hereby waives any and all rights against the Seller which it may acquire by way of subrogation under this Agreement.

             SECTION 5.05. Costs and Expenses. The Parent shall pay all reasonable costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees and expenses paid or incurred by any of the Purchase Parties or the Agent in connection with (a) the enforcement of any term or provision of this Agreement or (b) the prosecu-tion or defense of any action by or against any of the Purchase Parties or the Agent in connection with this Agreement, the Investor Agreement or the Parallel Purchase Agreement, whether involving the Seller, the Parent or any other Person, including, without limitation, a trustee in bankruptcy. The Parent shall pay interest on all amounts owing by it under this Agreement from the date of demand therefor until such obligations are paid in full, at the per annum rate of 2% plus the Alternate Base Rate.

             SECTION 5.06. Successors. This Agreement shall be binding upon the Parent and upon the successors and assigns of the Parent and shall inure to the benefit of the successors and assigns of the Purchase Parties and the Agent; all references herein to the Parent and to the Seller shall be deemed to include their respective successors and assigns. The successors and assigns of the Seller shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Seller. All references to the singular shall be deemed to include the plural where the context so requires.

             SECTION 5.07. Termination. This Agreement shall terminate after the latest to occur of (a) the date on which all the Seller Obligations are paid and/or performed in full, (b) the Termination Date under the Investor Agreement, (c) the Termination Date under the Parallel Purchase Agreement and (d) the date on which the Parent has satisfied in full its obligations hereunder.

             SECTION 5.08. Integration; Conditions. This Agreement contains a final and complete integration of all prior expressions of the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. No course of dealing, course of performance or trade usage and no parol evidence shall be used to supple-ment or modify any term hereof. This Agreement is fully effective on the date of its execution by the Parent.

             SECTION 5.09. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or otherwise delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Except as otherwise specified in the Agreement, all such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the United States mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained, or in the case of delivery by commercial overnight courier, one Business Day after being deposited with such courier for next Business Day delivery, in each case addressed as aforesaid.

             SECTION 5.10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND REMEDIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK. THE PARENT HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. THE PARENT HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARENT AND THE PURCHASER OR THE AGENT ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. THE PARENT HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 5.10 SHALL AFFECT THE RIGHT OF THE PURCHASER OR THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PARENT OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

             SECTION 5.11 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

             SECTION 5.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

             IN WITNESS WHEREOF, this Agreement has been duly executed by the Parent this 6th day of October, 1995.


                                 SNAP-ON INCORPORATED


                                 By: /s/ Donald S. Huml
                                    Name:  Donald S. Huml
                                    Title:  Senior Vice President-
                                             Finance and Chief
                                             Financial Officer

                                 2801 80th Street
                                 Kenosha, Wisconsin  53141-1410
                                 Attention:  Chief Financial Officer
                                 Facsimile No.: (414) 656-5127
                                 Confirmation No.: (414) 656-5550


   Acknowledged and accepted
   this 6th day of October, 1995.

   CORPORATE ASSET FUNDING COMPANY, INC.

   Citicorp North America, Inc. as
     Attorney-in-fact


   By /s/ Michael Storm
     Vice President

   450 Mamaroneck Avenue
   Harrison, New York  10528
   Attention:  Corporate Asset
               Funding Department
   Facsimile No.: (312) 993-6730
   Confirmation No.: (312) 993-3112

   CITIBANK, N.A.


   By /s/ Michael Storm
     Vice President

   450 Mamaroneck Avenue
   Harrison, New York  10528
   Attention:  Corporate Asset
               Funding Department
   Facsimile No.: (312) 993-6730
   Confirmation No.: (312) 993-3112


   CITICORP NORTH AMERICA, INC.,
     as Agent


   By /s/ Michael Storm
     Vice President

   450 Mamaroneck Avenue
   Harrison, New York  10528
   Attention:  Corporate Asset
               Funding Department
   Facsimile No.: (312) 993-6730
   Confirmation No.: (312) 993-3112